UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

AIKIDO PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market

Item 8.01.	Other Events.

On March 30, 2022, the Board of Directors of AIkido Pharma Inc., (“the Company”) confirmed its intention to hold the Company's 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) on Monday, May 16, 2022. The time and location of the 2022 Annual Meeting, and the matters to be considered, will be as set forth in the Company's definitive proxy statement for the 2022 Annual Meeting to be filed in due course with the Securities and Exchange Commission (“SEC”).

Since the date of the 2022 Annual Meeting has been changed by more than 30 days from the anniversary date of the Company’s last annual meeting of shareholders, the Company is informing shareholders of this change and the updated deadline for shareholders to submit nominations for director or proposals for consideration at the 2022 Annual Meeting in accordance with the rules and regulations of the SEC and the Company’s By-laws (the “Bylaws”). Accordingly, shareholders wishing to nominate a candidate for director or to propose other business at the 2022 Annual Meeting must ensure proper notice is received by the Company at its offices no later than April 6, 2022. The notice must include all of the information required by the Company’s By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA, INC.

Date: March 30, 2022	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
Chief Executive Officer